UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2022

CARDLYTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38386		26-3039436
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)
675 Ponce de Leon Avenue NE, Suite 6000	Atlanta	Georgia	30308
(Address of principal executive offices, including zip code)
	(888)	798-5802
(Registrant's telephone, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	CDLX	The Nasdaq Stock Market LLC
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On July 21, 2022, Cardlytics, Inc. (the “Company”) entered into a Statement of Work (the “SOW”) with Bank of America, National Association (“Bank of America”), pursuant to which the Company has agreed to continue to provide cash-back offers to Bank of America for the benefit of Bank of America’s customers. The SOW is governed by that certain General Services Agreement by and between the Company and Bank of America dated as of July 7, 2022, which was previously announced on a Form 8-K on July 12, 2022. The SOW is substantially similar to prior arrangements between the Company and Bank of America, and pursuant to the SOW the Company will share revenue that it generates from these cash-back offers within the Bank of America digital channels with Bank of America. The term of the SOW extends through July 31, 2025, and Bank of America may terminate the SOW at any time upon 90 days’ written notice. In the event that Bank of America does not notify the Company of its intent to terminate the SOW at least 90 days prior to the end of the initial SOW term, the SOW will automatically renew upon the conclusion of the initial SOW term on a month-to-month basis.
The foregoing is only a summary of the material terms of the SOW and does not purport to be complete and is qualified in its entirety by reference to the full text of the SOW, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardlytics, Inc.

Date:	July 21, 2022	By:	/s/ Andrew Christiansen
Andrew Christiansen
Chief Financial Officer (Principal Financial and Accounting Officer)